Exhibit 10.3

FORM OF FAS CONSTRUCTION MANAGEMENT, INC.
STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is entered into as of October 2, 2007, by and among FAS Construction Management, Inc., a Texas corporation ("FAS"), MDI, Inc., a Delaware corporation ("MDI"), and Ridgemont Investment Group, LLC, William M. Wurzbach, FAS Interests, LLC and Little Roses Trust of 2006 (individually "Seller" and collectively referred to as the "Sellers").

RECITALS

WHEREAS, Sellers own, in the aggregate, 8,140,000 shares of FAS which is 100% of all of the outstanding and issued shares of FAS (“FAS Shares”).

WHEREAS, MDI desires to purchase from the Sellers, and Sellers desire to sell to MDI, all of the FAS Shares in return for the delivery by MDI to the Sellers of an aggregate of 5,000,000 shares of the common stock of MDI (the “MDI Shares”).

WHEREAS, MDI is a public company in the United States with certain of its common stock registered with the United States Securities and Exchange Commission (the “SEC”) and listed on the NASDAQ Capital Market.

NOW, THEREFORE, in consideration of the foregoing and the terms of this Agreement, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

ARTICLE I:  THE PURCHASE

1.01.                      The Purchase.  On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) Sellers agree to sell to MDI, and MDI agrees to purchase from Sellers, the FAS Shares.

1.02.                      Purchase Price.  Consideration to be paid by MDI to Sellers for the FAS Shares shall be the MDI Shares to be allocated among the Sellers as the Sellers determine at or immediately following the Closing.

The MDI Shares to be delivered are not registered with the SEC. As such, they shall be issued with a “restrictive legend” noting that they are not registered and they are not freely transferable. The FAS Shares when a certificate(s) is delivered on the Closing Date, shall be validly issued, fully paid and non-assessable.

1.03                      Registration.  MDI hereby agrees with the holders of the MDI Shares or their transferees (collectively, the “Holders”) to use its best efforts to include the MDI Shares in the next registration statement filed by MDI on Form S-3 (the “Registrable Securities”), but in no event later than 30 days following the Closing Date. MDI will use all reasonable efforts to cause such registration statement to become effective as soon as practicable hereafter.

1.04                      Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on or before October 15, 2007, at 10:00 o'clock a.m. at the offices of MDI. The day on which the Closing occurs is herein referred to as the "Closing Date."

1.05.                      Further Assurances.  After the Closing, the parties shall execute and deliver such additional documents and take such additional actions as may reasonably be deemed to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement.

ARTICLE II:  REPRESENTATIONS AND WARRANTIES OF FAS AND SELLERS

FAS and the Sellers jointly and severally represent and warrant to MDI (which representations and warranties shall survive for a period of two years after the Closing, regardless of what investigations, if any, MDI shall have made thereof prior thereto) as follows:

2.01                      Sole Owner of FAS Shares. Sellers are the lawful owner of all of the outstanding and issued shares of FAS, free and clear of all liens, charges, claims, security interests and encumbrances of every kind, and no other Person or party has any rights, interests or claims in such interest. All such issued and outstanding shares have been duly authorized and validly issued are fully paid and nonassessable and were issued in compliance with all applicable laws concerning the issuance of securities. The Sellers possess full authority and legal right to sell, transfer and assign the entire legal and beneficial ownership of the FAS Shares. Upon transfer of the FAS Shares to MDI hereunder at the Closing, MDI will own the entire legal and beneficial interest in the FAS Shares, free and clear of all of the liens, claims and encumbrances of any kind as noted above, and subject to no legal or equitable restrictions of any kind.

2.02              Corporate Authority Relative to This Agreement; No Violation.  Each of the Sellers has full right, power, capacity and authority to sell to MDI any or all of its interest in the FAS Shares, and to consummate the transactions contemplated by this Agreement.

2.03              Consents.  No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Sellers.

2.04              SEC Filings. Sellers have reviewed the SEC Filings described in Section 3.04. MDI has given each Seller the opportunity to review any of its other filings with the SEC.

2.05              Investment Intent. Each Seller hereby represents to MDI that it is acquiring the MDI Shares solely for its own account for investment and not with a view to, or for offer or sale in connection with, a “distribution” of all or any part of the MDI Shares within the meaning of the Federal Act.  Each represents that it has no current intention to sell, convey, dispose of, or otherwise distribute any interest in or risk related to the MDI Shares. Each acknowledges and agrees that this transaction has not been reviewed or approved by the SEC or any other governmental agency or department.

2.06              Sophisticated Investor. Each Seller hereby represents to MDI that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in the MDI Shares and that it is able to bear the economic risk, including a total loss, of such an investment. It understands and has fully considered for purposes of this investment the risks of this investment.

2.07              No Receipt of Material, Non-Public Information. Each Seller acknowledges and agrees that it is acquiring the MDI Shares without being offered or furnished any offering literature or prospectus other than the SEC Filings. It hereby acknowledges that it has had access to all information, which it considers necessary or advisable to enable it to make an informed decision concerning the acquisition of the MDI Shares. It is acquiring the MDI Shares based solely on its review of the SEC Filings and its investigation of, and satisfaction with, MDI’s current and anticipated financial condition and assets and not based on any oral representations of any individual. It confirms that it and its representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of MDI concerning the business and prospects of MDI and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense and without breach of confidentiality obligations, necessary to verify the accuracy of the information set forth in the SEC Filings.

2.08              Accredited Investor. Each Seller represents to the Company that it is an “accredited investor” under Rule 501 of Regulation D of the Federal Act.

2.09              Receipt of Financial Projections. Each Seller acknowledges that it has received certain financial projections for MDI. It understands that there is no guarantee or assurance that MDI’s operations will meet the financial projections. It further understands that the financial projections are subject to a number of factors, most of which are outside MDI’s control. The financial projections involve risks and uncertainties and actual results may differ materially from the financial projections. It acknowledges that the financial projections should not be relied upon as indicative of MDI’s future performance.

2.10              FAS Organization, Qualification, and Good Standing.  FAS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. FAS has the power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted.

2.11              Options, Warrants, and Rights.  Other than as shown on the Financial Statements, FAS has no outstanding rights, options, warrants, pre-emptive rights, conversion rights or other rights or agreements for the purchase or acquisition from FAS of any shares of its capital stock or any other securities. As a condition to Closing, any options, warrants and rights will be terminated on or before Closing.

2.12              Financial Statements. The Sellers have also provided to MDI the unaudited financial statements of FAS as at August 31, 2007 and December 31, 2006 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared on a basis consistent with that of prior periods, and present fairly the financial condition and results of operations of FAS as of and for the periods indicated. As of the date of this Agreement, FAS had no liabilities other than as indicated in the Financial Statements. To the best knowledge of the Sellers, all accounts receivable on the books of FAS at the Closing will be collectible as of the Closing at the face amount thereof, less the accounts receivable deemed to be uncollectible as set forth in the Financial Statements.

2.13              Absence of Undisclosed or Contingent Liabilities.

(a)           Except as reflected in the Financial Statements, FAS is not a party to or bound by any financial commitment, loan, security agreement, lease, license or other material outstanding contractual undertakings not in the ordinary course of business.

(b)           FAS is not in arrears or default under any of the foregoing obligations, and to the best knowledge of FAS there exist no material defaults by any party to a contractual agreement or arrangement with FAS.

2.14                      Absence of Certain Events.  Since the date of the Financial Statements:

(a)  FAS has not entered into any material transaction that was not in the ordinary course of its business.

(b)  There have been no events or conditions that, either individually or in the aggregate, might constitute a Material Adverse Event. "Material Adverse Event" shall mean an occurrence or occurrences having a consequence that, individually or in the aggregate, either (i) is materially adverse to the business of FAS or (ii) has a reasonable likelihood of occurring, and, if it occurred, would be materially adverse to the long range future business of FAS.

(c)  No changes have occurred in the assets or liabilities of FAS from that reflected in the Financial Statements, except changes in the ordinary course of business. Such changes, individually or in the aggregate, do not constitute a Material Adverse Event.

(d)           FAS has not declared or paid any dividend or made any distribution on its capital stock, or redeemed, purchased or otherwise acquired any of its capital stock.

(e)           There has been no increase in the compensation of any of FAS's employees, officers or directors.

(f)           There have not been any loans made by FAS to its employees, officers or directors other than advances of expenses made in the ordinary course of business.

(g)           To FAS's knowledge, there has not been any labor organization activity.

(h)           There has not been any waiver by FAS of a valuable right or of a material debt owed to it.

(i)           There has been no agreement or commitment by FAS to do or perform any of the acts described in this Section.

2.15              Litigation.  There is no action, suit, proceeding, investigation or labor dispute (collectively, "Actions") pending or currently threatened against FAS or the Sellers which questions the validity of this Agreement or the right of FAS or Sellers to enter into this Agreement or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in a Material Adverse Event or any change in the current equity ownership of FAS, nor is FAS or the Sellers aware of any reasonable basis for the foregoing. FAS is not a party or subject to, and none of its assets are bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  At the date hereof, there is no material legal action which FAS intends to initiate.

2.16              Compliance with Agreements.                                                                           The execution, delivery and performance of this Agreement will not result in any violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under, or require any consent or waiver (which has not been obtained) under, any agreement to which FAS or Sellers is a party. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of FAS.

2.17              Title to Property and Assets.  FAS has good and marketable title to its properties and assets, both real and personal, and to all its leasehold interests, in each case free and clear of all mortgages, liens, security interests and encumbrances, except (i) as stated in the Financial Statements or in the notes thereto, (ii) for liens for current taxes not yet delinquent, (iii) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iv) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation and (v) for minor defects in title, none of which, either individually or in the aggregate, materially interferes with the use of such property.  The properties and assets of FAS are in good condition and repair in all material respects.

2.18                      Franchises, Permits, Etc.  FAS has all franchises, permits, licenses, orders and approvals of any governmental or regulatory body (collectively, the "Permits") that are material to or necessary in the conduct of its business.  All Permits are in full force and effect no violations have been recorded in respect of any such Permits, and no proceedings are pending or threatened to revoke or limit any such Permits.

2.19                      Governmental Consents.  No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any governmental authority on the part of FAS or Sellers is required in connection with the valid execution, delivery and performance of this Agreement.

2.20                      Compliance With Laws, Etc.  FAS is in material compliance with all governmental statutes, laws, ordinances, rules and regulations including, without limitation, government contract and procurement regulations, export regulations, regulations requiring the reporting of equity ownership of FAS and changes therein, regulations concerning hazardous or toxic wastes, material or substance, pollutants or contaminants, tax statutes and regulations. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not result in any violation of any governmental statute, rule or regulation applicable to FAS or the Sellers.

2.21                      Patents, Copyrights and Trademarks. FAS has sufficient title to and ownership of, all patents, patent applications, licenses, trademarks, service marks, trade names, copyrights, trade secrets, inventions, franchises, computer software programs or other proprietary rights (collectively, "Proprietary Rights") necessary for its business as now conducted and FAS either now possesses or will be able to obtain possession of all such rights as it will require to conduct its business as it is proposed or contemplated to be conducted, and as proposed to be conducted, without any conflict with or infringement of the rights of others. FAS's business as presently conducted does not violate any Proprietary Right of any other person, and FAS has not received any communication alleging such a violation.  FAS is not aware of any third party which is infringing or violating any of its Proprietary Rights.

2.22                      Tax Returns and Payments.  FAS has duly prepared and timely filed all governmental tax returns required to be filed by it and has paid or established adequate reserves in the Financial Statements for the payment of all tax assessments, fees and charges shown on such returns or on assessments received by FAS.  No deficiency assessment or proposed adjustment of FAS's income taxes is pending.

2.23                      Authorization.  All corporate action on the part of the Sellers and its officers, directors and shareholders which is necessary for the authorization, execution and delivery of this Agreement for the performance of the Sellers's and FAS's obligations hereunder and for the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered shall constitute a legal, valid and binding obligation of FAS and the Sellers.

2.24                      Employee Compensation Plans.  FAS is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan or arrangement, profit sharing plan, retirement agreement or other employee compensation agreement.

2.25                      Employee Relations.  No employees of FAS are represented by any labor union or covered by any collective bargaining agreement nor, to FAS's knowledge, is any organizational campaign to establish such representation in progress.  FAS's relations with its employees are satisfactory.

2.26                      Transaction with Affiliates.  None of the officers, employees or directors of FAS, or any member of their immediate families, or other affiliates of FAS or, to FAS's knowledge, of any such persons, are a party to any material arrangement, transaction or business relationship with FAS. There have been no assumptions or guarantees by FAS of any obligations of such persons or affiliates nor is FAS indebted to any such persons or affiliates.

2.27                      No Defaults.  FAS is not in violation of its Articles of Incorporation, By-Laws or other charter documents or in material default under any of its material contracts. To FAS's knowledge, no other party to any of its material contracts is in material default thereunder.

2.28                      Minute Books.  The minute books of FAS made available to MDIs contained a complete summary of all meetings of directors and shareholders since the time of incorporation of FAS and reflect all transactions referred to in such minutes accurately in all material respects.

2.29                      Insurance.  FAS has fire, casualty and liability insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its properties which might be damaged or destroyed, with policy limits normal for companies of similar size and engaged in a similar business.

2.30                      Brokers or Finders.  FAS has not incurred and will not incur, directly or indirectly, any liability for brokers' or finders' fees, agents', commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

2.31                      No Omissions, Etc.  No representation, warranty or statement by FAS or the Sellers in this Agreement or in any other written statement or certificate furnished or to be furnished to MDI pursuant to this Agreement contains or will contain any untrue statement of a material fact or, when taken together, omits or will omit to state a material fact necessary to make the statement made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III:  REPRESENTATIONS OF MDI

MDI represents and warrants that:

3.01                 Organization, Qualification, and Good Standing. MDI is a corporation duly organized, validly existing, and in good standing under Delaware law. The Company has full corporate power and authority to perform this Agreement.

3.02                 Corporate Authority Relative to This Agreement; No Violation. The execution, delivery, and performance by MDI of this Agreement has been duly authorized and approved by all necessary corporate action on the part of MDI and the consummation of the transactions contemplated by this Agreement, will not result in a breach or violation of, or constitute a default under (i) the Certificate of Incorporation or Bylaws of MDI or (ii) any agreement or instrument to which MDI is a party or by which MDI is bound. This Agreement has been duly executed and delivered by MDI, and is the legal, valid, and binding obligation of MDI, and is enforceable against MDI in accordance with its terms, subject to laws affecting generally the enforcement of creditors’ rights and to general principles of equity.

3.03                 Consents.  No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of MDI.

3.04                 SEC Reports. MDI furnished to Sellers (i) its annual report on Form 10-KSB for the year ended December 31, 2005, (ii) its annual report on Form 10-KSB for the year ended December 31, 2006, (iii) its definitive proxy statement for the June 7, 2007 annual meeting of the company’s stockholders, and (iv) its Form 10-QSB for the quarters ended March 31, 2007 and June 30, 2007 (collectively, the “SEC Filings”). The Company represents that all of the SEC Filings were timely filed and in accordance with the SEC’s rules and regulations.

3.05                 Review of Seller’s Material. MDI has reviewed all materials furnished by Sellers regarding the Property and the Loan and has relied on its own review in determining whether to proceed with this transaction, rather than relying on any information received from either Sellers or any third party acting on behalf of Sellers.

3.06                 Brokers and Finders.  Neither MDI nor any officer or director of MDI has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.

ARTICLE IV:  CLOSING DELIVERIES

4.01.                      Deliveries by Sellers.  At the Closing, Sellers shall deliver to MDI, in form and substance satisfactory to MDI, each of the following:

(a)	A certificate(s) issued to MDI by Sellers evidencing the FAS Shares to be purchased by MDI;

(b)
All resolutions, certificates and documents MDI may request relating to (i) the organization, existence, good standing and foreign qualification of Sellers and FAS, (ii) the corporate authority for the execution and delivery of this Agreement and the other agreements executed and delivered in connection therewith, (iii) the stock ownership of FAS, and (iv) such other matters relevant to the foregoing as MDI shall reasonably request, all of which shall be in form and substance satisfactory to MDI; and

(c)	Such other documents, instruments and agreements as MDI shall reasonably request.

4.02                      Conditions Precedent to Obligations of FAS and Sellers.  The obligation of FAS and the Sellers to sell to MDI the FAS Shares at the Closing is subject to each of the following conditions having been fulfilled on or prior to the Closing Date or waived by FAS and the Sellers in accordance with the provisions hereof:

(a)           Representations, Warranties and Performance of Obligations.  The representations and warranties made by MDI in Article III hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date and MDI shall have performed all covenants, obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b)           Consents and Waivers.  MDI shall have obtained any and all consents, permits and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement.

4.03.                      Deliveries by MDI.  At the Closing, MDI shall have delivered to Sellers in form and substance satisfactory to Sellers, each of the following:

(a)	Evidence that it has instructed its transfer agent, Mellon Investor Services, to issue to each Seller a certificate evidencing the MDI Shares to be purchased by such Seller;

(b)
All resolutions, certificates and documents Sellers may request relating to (i) the organization, existence and good standing of MDI, (ii) the corporate authority for the execution and delivery of this Agreement and the other agreements executed and delivered in connection therewith, and (iii) such other matters relevant to the foregoing as Sellers shall reasonably request, all of which shall be in form and substance satisfactory to Sellers; and

(c)           Such other documents, instruments and agreements as Sellers shall reasonably request.

4.04                      Conditions Precedent to Obligations of MDI.  The obligations of MDI under this Agreement are, at the option of MDI, subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

(a)           Representations, Warranties and Performance of Obligations.  The representations and warranties made by FAS and the Sellers in Article II hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.  No Material Adverse Event shall have occurred prior to the Closing Date, and FAS and Sellers shall each have performed all covenants, obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b)           Consents and Waivers.  FAS and Sellers shall have obtained any and all consents, permits and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement.

(c)           Due Diligence.                                           The due diligence review of FAS and its business shall have been completed by MDI, and the results thereof shall be satisfactory to MDI in its sole and absolute discretion.

ARTICLE V:  MISCELLANEOUS

5.01.                Modification, Amendment and Waiver.  This Agreement may not be modified unless such modification is in writing and signed by all parties hereto.  No waiver of any term of this Agreement shall be enforceable unless in writing and signed by the party against which it is sought to be enforced.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such other party.

5.02.                Expenses.  Each party hereto shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

5.03.                Counterparts.  This Agreement may be executed in two or more counterparts, all of which will be considered the same agreement and faxed copies of manually executed signature pages to this Agreement will be fully binding and enforceable without the need for delivery of the manually executed signature page.

5.04.                Governing Law.  This Agreement shall be governed by the laws of the State of Texas and the courts in Bexar County, Texas shall have exclusive jurisdiction over and be the sole venue for any litigation to be brought under this Agreement.

5.05.                       Notices.  All notices hereunder will be in writing and will be deemed given if delivered by hand (or recognized courier or delivery service) or mailed by registered or certified air mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as will be specified by like notice) and will be deemed given on the date on which so hand-delivered or on the sixth business day following the date on which so mailed to the address set forth opposite the name and signature block for each party to this Agreement:

5.06.                Survival.   All representations, warranties and covenants made by Sellers and MDI herein or in any agreement, certificate or other instrument delivered by it hereunder shall be considered to have been relied upon by MDI or Sellers and shall survive the Closing, regardless of any investigation made by or on behalf of MDI or Sellers.

5.07.                Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

5.08.                Assignments; Entire Agreement; Headings.  This Agreement shall not be assignable by operation of law or otherwise.  Any attempted assignment of this Agreement shall be void.  This Agreement, and any of the Schedules attached hereto, and any of the Exhibits attached hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.  All Schedules, Exhibits, and documents and agreements referred to herein or attached hereto are fully and completely incorporated herein effective as of the first reference herein. The headings contained in this Agreement are for reference purposes and will not affect in any way the meaning or interpretation of this Agreement.  Use of "herein," "hereof" or similar terms refer to this Agreement as a whole.  The use of any term denoting a masculine, feminine, or neuter gender shall include all such genders.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

MDI, Inc.

____________
By: J. Collier Sparks
Its: CEO & President

FAS Construction Management, Inc.

______________
By: William Wurzbach
Its: President

Ridgemont Investment Group, LLC

__________________
By: Robert A. Rosenthal
Its: Manager/Member

__________________
William M. Wurzbach

______________
FAS Interests, LLC
By: Harry A. Nass, III
Its: Manager

______________
Little Roses Trust of 2006
By: Robert A. Rosenthal
Its: Trustee